Exhibit 99.1
NEWS RELEASE
Siebel Systems Reports Financial Results for the Quarter Ended September 30, 2005
SAN MATEO, Calif. — October 26, 2005 — Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of customer-facing solutions, today announced financial results which were in-line with preliminary financial results presented on October 5, 2005, for the quarter ended September 30, 2005.
Financial Results for the Third Quarter of 2005
Total revenues for the third quarter of 2005 were $347.9 million. License revenues were $112.1 million. Maintenance revenues were $124.8 million. Services and other revenues were $110.9 million.
GAAP financial results include $8.5 million in restructuring and other third quarter charges primarily related to facilities restructuring. GAAP financial results also include $5.9 million in third quarter charges related to the UpShot acquisition earnout and legal expenses associated with the pending Oracle transaction. GAAP operating income and operating margin for the third quarter of 2005 were $36.2 million and 10%, respectively. GAAP pre-tax income and pre-tax margin for the third quarter of 2005 were $53.0 million and 15% of total revenues. GAAP net income, net margin and net income per share for the third quarter of 2005 were $34.7 million, 10% of total revenues and $0.06 per fully diluted share, respectively. The effective tax rate for GAAP net income in the third quarter of 2005 was 35%.
Non-GAAP Financial Results for the Third Quarter of 20051
Excluding $8.5M in restructuring and other charges primarily related to facilities restructuring and excluding the $5.9 million in charges related to the UpShot acquisition earnout and the pending Oracle transaction, non-GAAP operating income and operating margin for the third quarter of 2005 were $50.5 million and 15% of total revenues, respectively. Non-GAAP pre-tax income and pre-tax margin for the third quarter of 2005 were $67.4 million and 19% of total revenues. Non-GAAP net income, net margin and net income per share for the third quarter of 2005 were $48.5 million,

14% of total revenues and $0.09 per fully diluted share, respectively. The effective tax rate for non-GAAP net income in the third quarter of 2005 was 28%. This differs from the GAAP effective tax rate due to the amount and geographic mix of income, excluding restructuring and other charges.
Balance Sheet at September 30, 2005
The Company’s cash, cash equivalents, and short-term investments were $2.247 billion as of September 30, 2005. The Company generated $18 million of cash in the quarter, before a dividend payment paid in July, resulting in a net $5 million increase in cash, cash equivalents, and short-term investments from the end of the second quarter. Deferred revenue was $315 million as of September 30, 2005. Days sales outstanding in accounts receivable were 59 days for the third quarter of 2005.
“Siebel Systems’ third quarter results reflect progress against the goals we established six months ago to improve our revenue generation capability, better align our cost structure with the scale of our business, and invest in the products and technology that will keep Siebel at the forefront of the CRM industry,” said George T. Shaheen, Chief Executive Officer of Siebel Systems. “Our improved performance in the third quarter also reflects customer confidence in the future of Siebel CRM following the proposed Oracle transaction. In the third quarter, we met or exceeded our revenue guidance, achieved year over year revenue growth across the board and exceeded our goals in all geographic regions. We also achieved our target non-GAAP operating margin of 15%, ahead of our original plan, by meeting our headcount reduction objectives and containing total expenses to our target for the quarter and thereby growing profitability over our guidance and the levels achieved in the prior quarter and the third quarter of last year. We are proud of Siebel’s employees for their focus, their professionalism and our improved performance.”
Shaheen continued, “At CustomerWorld in Boston last week, we hosted thousands of customers, prospects and partners. In keeping with our commitment to invest for continued product and technology leadership, we officially launched the next generation of CRM innovation, Siebel Customer Adaptive Solutions, and we introduced Siebel Component Assembly and Siebel Business Analytics 7.8 as key elements of this new strategy. We believe customers and partners are responding favorably to our continued product innovation and leadership, and the expectation that, following completion of the proposed Oracle transaction, Siebel solutions will remain at the core of the combined company’s CRM strategy. We remain dedicated to serving our more than four thousand customers and our growing community of over 3.7 million live users.”

Other Quarterly Highlights
Over 3.7 Million Users Deployed: In the third quarter of 2005, Siebel Systems deployed approximately 230,000 additional live CRM users for a total of more than 3.7 million total live CRM users and over 4,000 customers.
Select Wins: In the third quarter of 2005, Siebel Systems concluded software licensing agreements with 74 new customers and 244 existing customers. These wins included Anheuser Busch, Blue Cross Blue Shield Florida, BMO Financial Group, Clarke American, Commonwealth Bank of Australia, Endesa Servicios, F. van Lanschot Bankiers, The Healthcare Commission of the UK, Horizon Healthcare, Inland Revenue Department of New Zealand, The National Australia Group Europe UKLimited, Nokia, Pfizer, Wachovia, Westpac Banking Corporation, Xinjiang (China) Telecom Company, and The Yellow Pages Group.
Analytics Momentum: Customer Business Analytics accounted for $30 million in license revenue in the third quarter, up 68% sequentially and up 10% year over year. The Company also recently released Siebel Business Analytics Applications Version 7.8 at the third annual Siebel Business Intelligence Summit. The latest release provides next-generation BI and analytics solutions required for the insight-driven enterprise, enabling organizations to provide real-time, role-based intelligence in order to drive more effective decisions, actions and customer interactions enterprise-wide.
Siebel 7.8 Momentum: Siebel Systems recently introduced version 7.8 of its industry-leading CRM solutions suite. Siebel 7.8 incorporates significant new and enhanced features — including advanced order management and embedded analytics capabilities — that enable companies to increase sales and service velocity by enabling more efficient and effective product, pricing and promotions management across multiple channels. Already, over 150 customers are currently implementing or are in production on Siebel 7.8, and v7.X represents more than 90% of all support activity.
Siebel CRM OnDemand Momentum: For the third quarter of 2005, Siebel CRM OnDemand total contract value grew 49% year over year to $11.3 million. With the addition of approximately 5,000 new users in the third quarter, total subscribers increased 12% quarter over quarter bringing the total to approximately 44,300 users. In addition, Siebel Systems introduced Siebel CRM OnDemand Release 9, the fourth release in 2005, offering seamless integration with Lotus Notes, integration with Siebel

Contact OnDemand, Siebel’s hosted contact center, and enhanced branding solutions and analytics.
Recent Management Additions: Subsequent to quarter end, Perry Keating joined the Company as Senior Vice President of Global Services. He is responsible for the company’s Professional Services, Business Consulting Services, Technical Training, and End User Education business units. A highly seasoned technology executive with more than fifteen years of senior leadership experience, Mr. Keating most recently served as Senior Vice President, Global Enterprise Solutions, at BearingPoint, where he led the company’s Oracle, SAP and Siebel Systems practices. Previously, he held executive and senior management roles with PeopleSoft, Oracle Corporation, James Martin & Co. and American Management Systems.
About Siebel Systems
Siebel Systems is a leading provider of software solutions and services that drive value and loyalty in client-customer relationships, providing best-in-class capabilities in on-premise and hosted customer relationship management (CRM), business analytics, and customer data integration. Siebel’s new Customer Adaptive Solutions enable organizations to model their customer-centric business processes in order to drive the most effective customer interactions, gain increased insight over time, and continually realign those processes for systemic and consistent improvement. With more than $2 billion in R&D investments, 11-plus years of customer software experience, an extensive global ecosystem of alliance partners, and more than 4,000 customers and 3.7 million live users, Siebel is the proven choice in helping organizations of all types and sizes achieve customer-driven business results. For more information, visit www.siebel.com.
# # #

Investor Contact:	Media Contact:
Terry Lee	Steve Diamond
Christopher Bunn	Siebel Systems Public Relations
Siebel Systems Investor Relations	(650) 477-4743
(650) 295-5656	steve.diamond@siebel.com
Investor.relations@siebel.com
For more information on Siebel Systems solutions and services, please visit our Web site: CRM — http://www.siebel.com/crm; OnDemand Solutions — http://www.crmondemand.com; Industry CRM — http://www.siebel.com/industry-crm; Call Center & Service — http://www.siebel.com/call-center; Sales Force Automation — http://www.siebel.com/sales-force-automation; Marketing Automation - http://www.siebel.com/marketing-automation; Business Intelligence - http://www.siebel.com/business-intelligence; Integration Solutions — http://www.siebel.com/integration-solutions; CRM Services — http://www.siebel.com/crm-services
Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions.

This press release contains forward-looking statements that involve risks and uncertainties. Future operating results of Siebel Systems, Inc. may differ from that forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with our pending merger with Oracle Corporation, financial, economic, political and other uncertainties, the business software applications market, dependence on the Internet, risks associated with new versions and new products and risks associated with rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

1 The company historically uses the non-GAAP financial measures of operating margin, operating income, pre-tax margin and pre-tax income discussed above to evaluate internally and to report results of its business. Siebel Systems believes that these measures best allow its management and investors to understand its activities and potential activities with customers. Siebel Systems believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company’s industry, most of which present the same or similar non-GAAP financial measures to investors.
GAAP financial results include $8.5 million in restructuring and other third quarter charges primarily related to facilities actions. GAAP financial results also include $5.9 million in third quarter charges related to the UpShot acquisition earn out and legal expenses associated with the pending Oracle transaction. The non-GAAP financial measures exclude both of these amounts. The company believes that providing specific financial information on all charges, including amounts included and excluded from GAAP and non-GAAP financial measures, best allows investors to understand both third quarter restructuring and other measures and the company’s ongoing business activities during the quarter.
Management believes that its non-GAAP financial measures provide an additional tool for investors to evaluate ongoing operating results and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

	Operating	Operating	Pre-Tax	Pre-Tax	Net	Net	Earnings
	Income ($K)	Margin	Profit ($K)	Margin	Income ($K)	Margin	Per Share
GAAP Measure	$36,168	10.4%	$53,001	15.2%	$34,715	10.0%	$0.06

Adjustments
Restructuring and other charges	$8,477	2.4%	$8,477	2.4%	$8,477	2.4%	$0.02
Acquisition earnout and legal expenses	$5,873	1.7%	$5,873	1.7%	$5,873	1.7%	$0.01
Associated income tax benefit	—	—	—	—	$(572)	(0.2)%	$(0.00)

Total adjustments	$14,350	4.1%	$14,350	4.1%	$13,778	3.9%	$0.03

Non-GAAP Measure	$50,518	14.5%	$67,351	19.3%	$48,493	13.9%	$0.09

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	June 30,	September 30,
	2004	2005	2005
Assets
Current assets:
Cash and cash equivalents	$560,377	$567,081	$566,071
Short-term investments	1,686,111	1,674,660	1,681,105

Total cash, cash equivalents and short-term investments	2,246,488	2,241,741	2,247,176

Accounts receivable, net	293,527	207,594	229,190
Deferred income taxes	17,542	19,810	23,526
Prepaids and other	53,894	35,873	44,224

Total current assets	2,611,451	2,505,018	2,544,116

Property and equipment, net	83,908	67,453	61,759
Goodwill	208,306	282,946	296,897
Intangible assets, net	23,004	38,759	35,769
Other assets	36,937	32,412	33,360
Deferred income taxes	123,828	116,487	116,487

Total assets	$3,087,434	$3,043,075	$3,088,388

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,048	$21,861	$20,346
Accrued expenses	346,672	287,062	298,569
Restructuring obligations	30,639	38,800	37,276
Deferred revenue	357,223	331,436	315,170

Total current liabilities	744,582	679,159	671,361

Restructuring obligations, less current portion	75,227	110,476	106,824
Other long-term liabilities, less current portion	20,981	24,146	24,084

Total liabilities	840,790	813,781	802,269

Stockholders’ equity:
Common stock; $0.001 par value; 2,000,000 shares authorized; 508,953, 521,365 and 528,010 shares issued and outstanding, respectively	509	521	528
Additional paid-in capital	1,635,652	1,737,968	1,765,748
Deferred compensation	(2,993)	(11,559)	(13,747)
Accumulated other comprehensive income	70,541	26,478	22,989
Retained earnings	542,935	475,886	510,601

Total stockholders’ equity	2,246,644	2,229,294	2,286,119

Total liabilities and stockholders’ equity	$3,087,434	$3,043,075	$3,088,388

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenues:
Software license	$104,579	$112,128	$326,207	$265,434
Professional services, maintenance and other	212,507	235,729	621,225	694,958

Total revenues	317,086	347,857	947,432	960,392

Cost of revenues:
Software license	3,010	4,327	9,054	12,107
Professional services, maintenance and other	109,146	118,773	325,410	352,581

Total cost of revenues	112,156	123,100	334,464	364,688

Gross margin	204,930	224,757	612,968	595,704

Operating expenses:
Product development	70,310	64,036	219,070	211,901
Sales and marketing	76,668	92,469	241,618	270,889
General and administrative	27,243	23,607	76,587	76,033
Restructuring and other charges	6,742	8,477	6,307	83,044
Purchased in-process product development	—	—	6,000	10,890

Total operating expenses	180,963	188,589	549,582	652,757

Operating income (loss)	23,967	36,168	63,386	(57,053)

Other income, net	11,524	16,833	33,076	48,265

Income (loss) before income taxes	35,491	53,001	96,462	(8,788)

Income taxes	17,161	18,286	39,631	10,504

Net income (loss)	$18,330	$34,715	$56,831	$(19,292)

Diluted net income (loss) per share	$0.03	$0.06	$0.11	$(0.04)

Shares used in diluted share computation	533,303	545,213	540,416	518,833

Basic net income (loss) per share	$0.04	$0.07	$0.11	$(0.04)

Shares used in basic share computation	506,706	524,856	503,983	518,833

SIEBEL SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$56,831	$(19,292)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Write-off of property and equipment abandoned in restructurings	1,908	4,376
Write-off of purchased in-process product development	6,000	10,890
Depreciation and amortization	94,069	62,349
Tax benefit from exercise of stock options	10,400	51,379
Deferred income taxes	(1,647)	(871)
Recovery of doubtful accounts and sales returns	(939)	—
Unrealized foreign currency gain	(4,002)	(32,360)
Other, net	(177)	(1,615)
Changes in operating assets and liabilities:
Accounts receivable	53,857	68,833
Prepaids and other	9,279	12,279
Accounts payable and accrued expenses	(2,136)	(46,275)
Restructuring obligations	(38,120)	38,153
Deferred revenue	5,539	(37,309)

Net cash provided by operating activities	190,862	110,537

Cash flows from investing activities:
Purchases of short-term investments, net of sales	(230,126)	(18,258)
Purchases of property and equipment, net	(7,790)	(10,038)
Purchase consideration for acquired businesses, net of cash received	(76,556)	(122,510)
Other, net	505	4,998

Net cash used in investing activities	(313,967)	(145,808)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	57,368	62,165
Dividends paid to shareholders	—	(13,042)
Repayments of capital lease obligations	(9,398)	(5,775)

Net cash provided by financing activities	47,970	43,348

Effect of exchange rate fluctuations on cash	(1,823)	(2,383)

Change in cash and cash equivalents	(76,958)	5,694

Cash and cash equivalents, beginning of period	546,542	560,377

Cash and cash equivalents, end of period	$469,584	$566,071